Exhibit 99.1
AMENDMENT NO. 2 TO TWELFTH AMENDED AND RESTATED SHARE REDEMPTION PROGRAM
Effective as of December 30, 2021
    The board of directors of Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company”), has adopted this Amendment No. 2 (this “Amendment”) to the Twelfth Amended and Restated Share Redemption Program (the “SRP”), the terms and conditions of which are set forth below. Capitalized terms used below shall have the same meaning as given in the SRP unless otherwise defined herein.
    1.    Funding Limitations. Any funding amounts previously authorized by Amendment No. 1 to the SRP but unused as of September 30, 2021 shall no longer be available under the SRP.